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                                                                     EXHIBIT 3.5
        CERTIFICATE OF INCORPORATION OF CBI NORTH AMERICA, INC. WITH ALL
                   AMENDMENTS (F/K/A SBI NORTH AMERICA, INC.)

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                          CERTIFICATE OF INCORPORATION

                                       OF

                             SBI NORTH AMERICA, INC.

          1. The name of the corporation is SBI North America, Inc. (the "Corporation").

          2. The address of the Corporation's registered office in the State of Delaware is 9 East Loockerman Street, County of Kent, Dover, Delaware 19901. National Corporate Research, Ltd is the Corporation's registered agent at that address.

          3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

          4. The Corporation shall have authority to issue three thousand (3,000) shares of Common Stock, par value one cent ($.01) per share.

          5. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law (including, without limitation, paragraph (7) of subsection (b) of Section 102 thereof), as the same may be amended and supplemented from time to time.

          6. The Board of Directors shall have the power to adopt, amend or repeal By-laws of the Corporation, subject to the right of the stockholders of the Corporation to adopt, amend or repeal any By-law.

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          7. The Corporation shall, to the fullest extent permitted by the
General Corporation Law (including, without limitation, Section 145 thereof), as the same may be amended and supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify under the General Corporation Law. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled whether as a matter of law, under any By-law of the Corporation, by agreement, by vote of stockholders or disinterested directors of the Corporation or otherwise.

          8. The election of directors of the Corporation need not be by written ballot, unless the By-laws of the Corporation otherwise provide.

          9. Todd D. Monckton is the sole incorporator and his/her mailing address is c/o Schulte, Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022.

Date: November 22, 1996
                                               /s/ Todd D. Monckton
                                               --------------------------------
                                                             Sole Incorporator

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             SBI NORTH AMERICA, INC.


     SBI NORTH AMERICA, INC. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

     1. The board of directors of the Corporation, by the unanimous written consent of its members filed with the minutes of the board, duly adopted a resolution proposing and declaring advisable, in accordance with Section 242 of the General Corporation Law of the State of Delaware, the following amendment to the Certificate of Incorporation of the Corporation:

          Article First of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

               "FIRST. The name of the corporation is CBI NORTH AMERICA, INC."

     2. The aforesaid amendment was duly adopted by the written consent of the sole stockholder of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

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          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this 16th day of December, 1996.

                                      By:      /s/ David B. Pittaway
                                               --------------------------------
                                               Name:  David B. Pittaway
                                               Title: President